EXHIBIT (a)(1)(ii)

ACCEPTANCE FOR SERIES B SHARES TO BE DELIVERED BY
INDEVAL PARTICIPANTS IN MEXICO

To Tender Series B Shares (ISIN: MX41BS060005)

of

BANCO SANTANDER MÉXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO

SANTANDER MÉXICO

at

Ps.24.52 Per Series B Share

Pursuant to the U.S. Offer to Purchase dated February 7, 2023 by

BANCO SANTANDER, S.A.

THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 8, 2023, UNLESS THE U.S. OFFER IS EXTENDED OR EARLIER TERMINATED

[month] [day], 2023

Casa de Bolsa Santander, S.A. de C.V.,
Grupo Financiero Santander México
Prol. Paseo de la Reforma No. 500, Mod. 108,

Col. Lomas de Santa Fe, Del. Álvaro Obregón

C.P. 01219, Ciudad de México, México.

Att: Maria Cecilia Jiménez Cornejo and Carlos Alberto Gómez Rocandio
Email: mcjimenez@santander.com.mx and ecm_santandermx@santander.com.mx with copy to cgomezr@santander.com.mx,  back_derechos@santander.com.mx and liq_custodia@santander.com.mx
Telephone: +52 55 5257 8000 ext. 47699

Re.: Acceptance for Series B Shares of the Company

Banco Santander, S.A., a company organized under the laws of the Kingdom of Spain (“Purchaser”), is making an all cash tender offer pursuant to an offer to purchase dated February 7, 2023 (the “U.S. Offer to Purchase”), in addition to a concurrent separate all cash tender offer on equivalent terms (the “Mexican Offer,” and together with the U.S. Offer (as defined below), the “Offers”) pursuant to other offering documents presented before the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores) (“CNBV”), to acquire all the issued and outstanding (i) Series B shares (the “Series B Shares”) of Banco Santander México, S.A., Institución de Banca Múltiple, Grupo Financiero Santander México (the “Company”) and (ii) American Depositary Shares (each of which represents five Series B Shares) of the Company (the “ADSs,” and together with the Series B Shares, the “Shares”), in each case other than any Series B Shares or ADSs owned directly or indirectly by Purchaser, for Ps.24.52 in cash per Series B Share, or the U.S. dollar equivalent of Ps.122.6 (based on the U.S.$/Ps. exchange rate on the Expiration Date (as defined below) as published in the Mexican Federal Official Gazette (Diario Oficial de la Federación) by the Mexican Central Bank (Banco de México)) in cash per ADS (the “U.S. Offer Price”), without interest, upon the terms, and subject to the conditions, set forth in the U.S. Offer to Purchase and the related materials, including this acceptance for Series B Shares (the “Acceptance for Series B Shares”) and the related letter of transmittal for ADSs (the “ADS Letter of Transmittal”), which, together with any amendments or supplements, collectively constitute the “U.S. Offer.” All capitalized terms not otherwise defined herein are defined in the U.S. Offer to Purchase.

IF YOU ARE NOT A U.S. HOLDER, YOU MAY NOT TENDER YOUR SERIES B SHARES INTO THE U.S. OFFER.

THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME (THE “EXPIRATION TIME”), ON MARCH 8, 2023 UNLESS THE U.S. OFFER IS EXTENDED OR EARLIER TERMINATED (AS IT MAY BE EXTENDED AS SET FORTH IN THE U.S. OFFER TO PURCHASE BUT NOT INCLUDING THE STATUTORY SELL-OUT, IF APPLICABLE, THE “EXPIRATION DATE”)

U.S. HOLDERS OF SERIES B SHARES SHOULD NOT SEND ANY ACCEPTANCE FOR SERIES B SHARES OR ANY RELATED DOCUMENTS TO CASA DE BOLSA SANTANDER, PURCHASER, THE INFORMATION AGENT, THE TENDER AGENT OR THE DEPOSITARY. CASA DE BOLSA SANTANDER WILL ONLY ACCEPT ACCEPTANCES FOR SERIES B SHARES RECEIVED DIRECTLY FROM INDEVAL PARTICIPANTS IN MEXICO.

Ladies and Gentlemen:

The undersigned, for and on behalf of [PARTICIPANT], which is a participant in S.D. Indeval Institución para el Depósito de Valores, S.A. de C.V. (the “Participant”), hereby informs Casa de Bolsa Santander, S.A. de C.V., Grupo Financiero Santander México (“Casa de Bolsa Santander”), that this Participant has transferred the Series B Shares described below (the “Tendered Shares”), free of payment, to the account 01 037 064 that Casa de Bolsa Santander maintains with S. D. Indeval, Institución para el Depósito de Valores, S.A. de C.V. In this regard, the Participant declares that it has been authorized and instructed by the legitimate owners of the Tendered Shares (directly or through a securities intermediary), to carry out the sale of the Tendered Shares under the terms of the U.S. Offer to Purchase:

.Number of Series B Shares Tendered
[____]

The U.S. Offer Price (as defined in the U.S. Offer to Purchase) per Series B Share shall be paid in Mexican pesos, without interest and less (i) any applicable brokerage fees and commissions, and (ii) applicable withholding taxes, upon the terms and subject to the conditions set forth in this U.S. Offer to Purchase and other related materials of the U.S. Offer, in the account indicated below:

Participant’s bank account information and payment instructions:	Bank: [___] Account: [____] CLABE: [____] Beneficiary: [____] Reference: [____]

The undersigned certifies on behalf of the Participant that the information concerning its clients and/or on its own behalf is true, that it is aware of and accepts the terms of the U.S. Offer on behalf of its clients and that it has sufficient legal authority granted by the Participant and the Participant has sufficient legal authority granted by its clients, to submit and accept the terms of this Acceptance for Series B Shares, which authority(ies) has not been modified, revoked or limited in any way.

Participant’s full name:	[____]
Name(s) Power(s) of Attorney(s):	[____]
Title Power(s) of Attorney(s):	[____]
Address:	[____]
Contact Phone Number:	[____]
E-mail:	[____]
Indeval Participant Account:	[____]

The reception hours will be from 10:00 a.m. to 5:00 p.m., New York time, during all business days of the offering period of the U.S. Offer, including the Expiration Date. Any Acceptance for Series B Shares that is received after the Expiration time on the Expiration Date or that is not otherwise received in accordance with the terms indicated in the U.S. Offer to Purchase will not be validly delivered pursuant to the terms of the U.S. Offer and, in such case, the Series B Shares underlying such Acceptance for Series B Shares will not have been validly tendered into the U.S. Offer and the Purchaser will be under no obligation to acquire such Series B Shares, at the reasonable discretion of Casa de Bolsa Santander or the Purchaser, without any liability whatsoever for Casa de Bolsa Santander or the Purchaser.

All questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for purchase of any tender of Series B Shares will be determined by the Purchaser, in its sole discretion, which determination shall be final and binding to all parties. The Purchaser reserves the absolute right to reject any or all tenders of Series B Shares determined by it not to be in proper form or the acceptance for purchase for which may, in the opinion of its counsel, be unlawful. The Purchaser also reserves the absolute right to waive any defect or irregularity in any tender of Series B Shares of any particular holder, whether or not similar defects or irregularities are waived in the case of other holders. No tender of Series B Shares will be deemed to have been validly made until all defects and irregularities have been cured or waived. Neither the Purchaser nor any of its affiliates or assigns nor any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

With regard to the U.S. Offer, the Participant, for and on behalf of its client or clients who own the Tendered Shares, hereby certifies that it has received instructions from such client or clients to sell the Tendered Shares and to accept the terms and conditions described in the U.S. Offer to Purchase available on the website of the U.S. Securities and Exchange Commission at www.sec.gov. Additionally, the Participant certifies that this Acceptance for Series B Shares contains the information and instructions of such client or clients received by the Participant, including up to the total number of Series B Shares that they intend to tender and that all of the shareholders with respect to whom this Acceptance for Series B Shares is presented, are the legitimate owners of the Tendered Shares, in accordance with their records and internal listings as of the date hereof and have sufficient legal capacity to tender them under the terms of the U.S. Offer.

The undersigned certifies, on behalf of the institution he/she represents, that the information contained in this Acceptance for Series B Shares is correct and complete, that he/she knows and accepts the terms of the U.S. Offer, and that he/she has the authority to present and be bound by the terms of this Acceptance for Series B Shares.

The undersigned certifies and acknowledges that references herein to Casa de Bolsa Santander are solely to Casa de Bolsa Santander acting in its capacity as intermediary and settlement agent in connection with tenders by U.S. holders of Series B Shares and not in any other capacity. Casa de Bolsa Santander is not registered as a broker or dealer in the United States and will not be engaging in direct or indirect communications relating to the U.S. Offer. Casa de Bolsa Santander’s participation in connection hereto, including the receipt of this Acceptance for Series B Shares and the deposit of the undersigned’s Series B Shares in Casa de Bolsa Santander’s Indeval account, as well as the settlement of the Series B Shares by payment to the participant in Indeval, will occur solely through Indeval’s systems in Mexico.

THE RECEIPT BY CASA DE BOLSA SANTANDER OF THIS ACCEPTANCE FOR SERIES B SHARES FROM THE UNDERSIGNED INDEVAL PARTICIPANT IN MEXICO SHALL NOT BE CONSTRUED AS A FORM OF COMMUNICATION BETWEEN CASA DE BOLSA SANTANDER AND SERIES B SHAREHOLDERS IN THE UNITED STATES AND SHALL NOT IMPLY THAT CASA DE BOLSA SANTANDER IS CARRYING OUT ANY ACTIVITY IN CONNECTION WITH THE U.S. OFFER, EITHER AS AN AGENT OF PURCHASER OR OTHERWISE.

In the event of an inconsistency between the terms and procedures in this Acceptance for Series B Shares and the U.S. Offer to Purchase, the terms and procedures in the U.S. Offer to Purchase shall govern.

Attached hereto is a copy of the power of attorney granted to the person(s) signing this Acceptance for Series B Shares on behalf of the Participant.

Sincerely yours,

[PARTICIPANT]

__________________________

By: _______________________

Title: _____________________

* * *

ALL QUESTIONS REGARDING THE U.S. OFFER SHOULD BE DIRECTED TO THE INFORMATION AGENT, MORROW SODALI LLC, AT (800) 662-5200 OR THE ADDRESS SET FORTH ON THE BACK PAGE OF THE OFFER TO PURCHASE.

IF YOU WOULD LIKE ADDITIONAL COPIES OF THIS ACCEPTANCE FOR SERIES B SHARES OR ANY OF THE OTHER OFFERING DOCUMENTS, YOU SHOULD CONTACT THE INFORMATION AGENT, MORROW SODALI LLC, AT (800) 662-5200.